UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

 FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2012 (October 29, 2012)

AMERICAN REALTY CAPITAL PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	001-35263	45-2482685
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of principal executive offices)

(212) 415-6500
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On October 29, 2012, American Realty Capital Properties, Inc. (the “Company”) and ARC Properties Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner, entered into an equity distribution agreement (the “Agreement”) with Deutsche Bank Securities Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc., RBS Securities Inc. and Robert W. Baird & Co. Incorporated (each, an “Agent” and collectively, the “Agents”). Under the terms of the Agreement, the Company may from time to time offer and sell shares of its common stock having an aggregate offering price of up to $60,000,000 through the Agents, each Agent acting as the Company’s agent for the offer and sale of the shares of the Company’s common stock.

The Agents collectively will be entitled to compensation equal to, in the aggregate, 2% of the gross proceeds from the sale of the shares of common stock sold through them under the Agreement, which will be allocated among all the Agents, irrespective of which Agent sold such shares of common stock, in proportion to each Agent’s percentage of the maximum amount being offered pursuant to the Agreement. Under the terms of the Agreement, the Company also may sell shares of its common stock to any Agent as principal for its own account. Sales of the shares of the Company’s common stock, if any, will be made in any method permitted by law deemed to be an ‘‘at the market’’ offering as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, by means of ordinary brokers’ transactions at prices prevailing at the time of sale or at prices related to such prevailing market prices or as otherwise agreed with the Agents, including sales made directly on The NASDAQ Capital Market, or sales made through a market maker other than on an exchange.

The Agents are not required to sell any specific number or dollar amount of shares of the Company’s common stock, but as instructed by the Company will make all sales using commercially reasonable efforts consistent with normal sales and trading practices, as the Company’s agent and subject to the terms of the Agreement. The offering of shares of the Company’s common stock pursuant to the Agreement will terminate upon the earlier of (1) the sale of shares of the Company’s common stock having an aggregate offering price of $60,000,000 and (2) the expiration or earlier termination of the Agreement.

The foregoing summary description of the Agreement is not complete and is qualified in its entirety by reference to the entire Agreement, a copy of which is attached hereto as Exhibit 1.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)     Exhibits

Exhibit No.	Description
1.1	Equity Distribution Agreement, dated as of October 29, 2012, between American Realty Capital Properties, Inc., ARC Properties Operating Partnership, L.P., Deutsche Bank Securities Inc., JMP Securities LLC, Ladenburg Thalmann & Co. Inc., RBS Securities Inc. and Robert W. Baird & Co. Incorporated.
5.1	Opinion of Venable LLP regarding the legality of the shares of common stock being issued.
8.1	Opinion of Proskauer Rose LLP regarding certain tax matters.
23.1	Consent of Venable LLP to the filing of Exhibit 5.1 herewith (included in its opinion filed as Exhibit 5.1).
23.2	Consent of Proskauer Rose LLP to the filing of Exhibit 8.1 herewith (included in its opinion filed as Exhibit 8.1).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

October 31, 2012	By:	/s/ Nicholas S. Schorsch
	Name:	Nicholas S. Schorsch
	Title:	Chief Executive Officer and
Chairman of the Board of Directors